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                                                                     EXHIBIT 99



FOR IMMEDIATE RELEASE
August 10, 1999

                           CONTACT: Martin A. Durant
                                    Chief Financial Officer
                                    (706) 576-3416

                                    Janice J. Kuntz
                                    Fleishman-Hillard
                                    (404) 659-4446


                         CARMIKE CINEMAS, INC. REPORTS
                        POSITIVE SECOND QUARTER EARNINGS

                      BOARD APPROVES STOCK REPURCHASE PLAN

COLUMBUS, Georgia - Carmike Cinemas, Inc. (NYSE: CKE) today announced results for the second quarter ended June 30, 1999. Revenues for the second quarter were $125.3 million, an increase of 13.2 percent over revenues of $110.7 million for the second quarter a year ago. Net income available for common shares for the quarter was $3.1 million, or $.28 per share, compared with net income of $.4 million, or $.03 per share, in the same quarter last year. Earnings for the second quarter of 1999 include a credit from a change in estimated restructuring costs of $2.7 million before applicable taxes. Excluding this credit, earnings were $1.5 million, or $.13 per share, an increase of over 300 percent on a per share basis over the second quarter of 1998.

Revenues for the six months ended June 30, 1999 were $223.0 million, compared with revenues of $227.8 million reported for the same period in 1998. Excluding the extraordinary item and restructuring credit, the company reported a net loss of $1.6 million, or $.14 per share for the six months ended June 30, 1999, compared to net income of $4.2 million, or $.36 per share for the six months ended June 30, 1998. Including the extraordinary item incurred in connection with the February, 1999 debt restructuring and the restructuring credit, the net loss for the six months ended June 30, 1999 was $6.2 million, or $.55 per share.

The credit related to a change in the estimated restructuring expenses reported for the fourth quarter of 1998. This change was due to a landlord initiated early lease buyout on one of the properties included in the restructuring plan. Martin A. Durant, Chief Financial Officer, stated, "Similar transactions may occur in future periods as we continue to review our ability to reduce lease commitments on properties included in our restructuring plan."


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Michael W. Patrick, President and Chief Executive Officer of Carmike,
commented, "We are inspired by the results in our newer theatres which contributed significantly to the over 41 percent increase in EBITDA for the second quarter compared to the same quarter in 1998. The increase in attendance per average screen of 8.6 percent over 1998 levels demonstrates the public's positive acceptance of the product (movies out of Hollywood) and our newer facilities. We are still looking for this to be a strong summer with great product available for everyone in the family. In regards to our real estate activities, we are on track with our expansion program to achieve our goal of 348 new screens opened by the end of the year. We also have 23 acres of surplus property which we are reviewing for possible sale opportunities."

The Company also announced that its Board of Directors has authorized a stock repurchase program for shares of the Company's Class A Common Stock. The program authorized the Company to make repurchases from time to time, in the open market or through privately negotiated transactions, of the Class A Common Stock, depending upon market conditions and other factors. At June 30, 1999, the Company had 9.968,287 shares of its Class A Common Stock outstanding.

Regarding the repurchase plan, Mr. Durant stated, "We believe the repurchase plan will allow the Company to take advantage of the current market position of our stock, and the Board's approval of the stock repurchase plan demonstrates our belief in the long-term value of our operations."

Carmike Cinemas, Inc. is the nation's third largest motion picture exhibitor in terms of the number of screens operated. As of July 31, 1999, the Company operates 2,743 screens at 461 locations in 36 states.

# # #

This press release includes forward-looking statements in addition to historical information. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements in addition to historical information. The Company cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures in the Company's secondary market niche, dependence upon motion picture production and performance, seasonality, business conditions in the movie industry and other complementary markets, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the Federal securities laws.

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CARMIKE CINEMAS, INC.
For quarter and six months ended June 30, 1999 - Unaudited
(000's omitted)

                                                                  Quarter Ended June 30          Six Months Ended June 30
                                                               ------------------------------------------------------------
                                                                1999              1998           1999            1998
                                                               ------------------------------------------------------------


Admissions                                                      $   87,046      $   76,026    $  154,068      $  156,651
Concession & Other                                                  38,227          34,672        68,921          71,189
                                                                ----------      ----------    ----------      ----------
                                        Total Revenue           $  125,273      $  110,698    $  222,989      $  227,840

Film Exhibition Costs                                               48,897          42,435        84,115          85,101
Concession Costs                                                     4,984           4,937         8,703           9,611
Cost of Operations                                                  46,736          45,407        90,619          92,057
General & Administrative                                             1,788           1,768         3,653           3,499
Depreciation and Amortization                                       10,046           9,088        19,552          18,074
Decrease in estimated Restructuring Costs                           (2,671)              0        (2,671)              0
                                                                ----------      ----------    ----------      ----------
                                   Total Cost of Sales          $  109,780      $  103,635    $  203,971      $  208,342

                                                                ----------      ----------    ----------      ----------
                                      Operating Income          $   15,493      $    7,063    $   19,018      $   19,498

Interest Expense                                                     9,195           6,477        16,501          12,794
                                                                ----------      ----------    ----------      ----------
     Income before Income Taxes and Extraordinary Item          $    6,298      $      586    $    2,517      $    6,704

Income Taxes                                                         2,393             224           956           2,548
                                                                ----------      ----------    ----------      ----------
                  Net Income before Extraordinary item          $    3,905      $      362    $    1,561      $    4,156

Extraordinary Item (net of income taxes)                                 0               0        (6,291)              0

                                                                ==========      ==========    ==========      ==========
                                      Net Income (Loss)         $    3,905      $      362    $   (4,730)     $    4,156
                                                                ==========      ==========    ==========      ==========

Preferred Stock Dividends                                              756               0         1,512               0
                                                                ==========      ==========    ==========      ==========
          Net Income (Loss) available for Common Stock          $    3,149      $      362    $   (6,242)     $    4,156
                                                                ==========      ==========    ==========      ==========

Weighted average shares outstanding:
  - Basic                                                           11,382          11,360        11,373          11,350
  - Diluted                                                         11,416          11,434        11,405          11,429

Earnings (loss) per common share before extraordinary item
  - Basic                                                       $     0.28      $     0.03    $       --      $     0.37
  - Diluted                                                     $     0.28      $     0.03    $       --      $     0.36

Earnings (loss) per common share
  - Basic                                                       $     0.28      $     0.03    $    (0.55)     $     0.37
  - Diluted                                                     $     0.28      $     0.03    $    (0.55)     $     0.36